Exhibit 99.2

4th Quarter 2013

Fourth Quarter 2013

Supplemental Financial Data

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K for the year ended December 31, 2012 and in subsequent filings with the SEC; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; uncertainties associated with the Company’s real estate development and construction; uncertainties associated with the timing and amount of apartment community sales; exposure to economic and other competitive factors due to market concentration; future local and national economic conditions, including changes in job growth, interest rates, the availability of mortgage and other financing and related factors; the Company’s ability to generate sufficient cash flows to make required payments associated with its debt financing; the effects of the Company’s leverage on its risk of default and debt service requirements; the impact of a downgrade in the credit rating of the Company’s securities; the effects of a default by the Company or its subsidiaries on an obligation to repay outstanding indebtedness, including cross-defaults and cross-acceleration under other indebtedness; the effects of covenants of the Company’s or its subsidiaries’ mortgage indebtedness on operational flexibility and default risks; the Company’s ability to maintain its current dividend level; uncertainties associated with the Company’s condominium for-sale housing business, including warranty and related obligations; the impact of any additional charges the Company may be required to record in the future related to any impairment in the carrying value of its assets; the impact of competition on the Company’s business, including competition for residents in the Company’s apartment communities and for development locations; the Company’s ability to compete for limited investment opportunities; the effects of any decision by the government to eliminate Fannie Mae or Freddie Mac or reduce government support for apartment mortgage loans; the effects of changing interest rates and effectiveness of interest rate hedging contracts; the success of the Company’s acquired apartment communities; uncertainties associated with the timing and amount of asset sales, the market for asset sales and the resulting gains/losses associated with such asset sales; the Company’s ability to succeed in new markets; the costs associated with compliance with laws requiring access to the Company’s properties by persons with disabilities; the impact of the Company’s ongoing litigation with the U.S. Department of Justice regarding the Americans with Disabilities Act and the Fair Housing Act as well as the impact of other litigation; the effects of losses from natural catastrophes in excess of insurance coverage; uncertainties associated with environmental and other regulatory matters; the costs associated with moisture infiltration and resulting mold remediation; the Company’s ability to control joint ventures, properties in which it has joint ownership and corporations and limited partnership in which it has partial interests; the Company’s ability to renew leases or relet units as leases expire; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; and the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission; increased costs arising from health care reform; any breach of the Company’s privacy or information security systems. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

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4th Quarter 2013

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data) - (Unaudited)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Revenues
Rental (1)	$88,728	$80,301	$341,902	$311,021
Other property revenues	4,773	4,410	19,963	18,463
Other	204	213	872	850

Total revenues	93,705	84,924	362,737	330,334

Expenses
Property operating and maintenance (exclusive of items shown separately below)	39,538	35,992	155,261	141,775
Depreciation	21,914	20,795	85,608	79,367
General and administrative	4,751	4,411	17,245	16,342
Investment and development (2)	307	312	1,755	1,317
Other investment costs (2)	85	242	1,324	1,401
Severance, impairment and other (3)	436	-	2,417	-

Total expenses	67,031	61,752	263,610	240,202

Operating income	26,674	23,172	99,127	90,132

Interest income	10	34	77	393
Interest expense	(11,424)	(11,755)	(44,704)	(46,028)
Amortization of deferred financing costs	(658)	(669)	(2,573)	(2,695)
Net gains on condominium sales activities (4)	476	10,578	27,944	36,273
Equity in income of unconsolidated real estate entities, net (5)	479	579	2,090	7,995
Other income (expense), net	(195)	590	(839)	1,034
Net loss on extinguishment of indebtedness (6)	-	(4,017)	-	(4,318)

Income from continuing operations	15,362	18,512	81,122	82,786

Discontinued operations (7)
Income from discontinued property operations	121	422	1,418	1,505
Gains on sales of real estate assets	28,380	-	28,380	-

Income from discontinued operations	28,501	422	29,798	1,505

Net income	43,863	18,934	110,920	84,291
Noncontrolling interests - consolidated real estate entities	(20)	(39)	(107)	(135)
Noncontrolling interests - Operating Partnership	(112)	(42)	(279)	(217)

Net income available to the Company	43,731	18,853	110,534	83,939
Dividends to preferred shareholders	(922)	(922)	(3,688)	(3,688)

Net income available to common shareholders	$42,809	$17,931	$106,846	$80,251

Per common share data - Basic (8)
Income from continuing operations (net of preferred dividends)	$0.27	$0.32	$1.42	$1.46
Income from discontinued operations	0.52	0.01	0.55	0.03

Net income available to common shareholders	$0.79	$0.33	$1.96	$1.49

Weighted average common shares outstanding - basic	54,075	54,300	54,336	53,821

Per common share data - Diluted (8)
Income from continuing operations (net of preferred dividends)	$0.26	$0.32	$1.41	$1.45
Income from discontinued operations	0.52	0.01	0.54	0.03

Net income available to common shareholders	$0.79	$0.33	$1.96	$1.48

Weighted average common shares outstanding - diluted	54,208	54,518	54,508	54,131

See Notes to Consolidated Financial Statements on page 6

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4th Quarter 2013

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands, except per share data) - (Unaudited)

A reconciliation of net income available to common shareholders to funds from operations available to common shareholders and unitholders, and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended		Year ended
	December 31,		December 31,
Funds From Operations	2013	2012	2013	2012
Net income available to common shareholders	$42,809	$17,931	$106,846	$80,251
Noncontrolling interests - Operating Partnership	112	42	279	217
Depreciation on consolidated real estate assets, net (9)	21,616	20,566	84,841	78,737
Depreciation on real estate assets held in unconsolidated entities	292	289	1,164	1,199
Gain on sale of apartment community	(28,380)	-	(28,380)	-
Gain on sale of apartment community - unconsolidated entities	-	-	-	(6,055)

Funds from operations available to common shareholders and unitholders (A)	$36,449	$38,828	$164,750	$154,349

Funds from operations available to common shareholders and unitholders - core operations (B)	$35,973	$28,250	$136,806	$118,076
Funds from operations available to common shareholders and unitholders - condominiums	476	10,578	27,944	36,273

Funds from operations available to common shareholders and unitholders (A)	$36,449	$38,828	$164,750	$154,349

Adjusted Funds From Operations
Funds from operations available to common shareholders and unitholders (A)	$36,449	$38,828	$164,750	$154,349
Annually recurring capital expenditures	(3,180)	(4,018)	(14,673)	(16,170)
Periodically recurring capital expenditures	(4,676)	(2,378)	(15,893)	(8,115)
Non-cash straight-line adjustment for ground lease expenses	118	121	476	489
Non-cash impairment charge	-	-	400	-
Net loss on early extinguishment of indebtedness	-	4,017	-	4,318

Adjusted funds from operations available to common shareholders and unitholders (10) (C)	$28,711	$36,570	$135,060	$134,871

Adjusted funds from operations available to common shareholders and unitholders - core operations (10) (D)	$28,235	$25,992	$107,116	$98,598
Adjusted funds from operations available to common shareholders and unitholders - condominiums (10)	476	10,578	27,944	36,273

Adjusted funds from operations available to common shareholders and unitholders (10) (C)	$28,711	$36,570	$135,060	$134,871

Per Common Share Data - Diluted
Funds from operations per share or unit, as defined (A÷E)	$0.67	$0.71	$3.01	$2.84
Funds from operations per share or unit - core operations (B÷E)	$0.66	$0.52	$2.50	$2.17
Adjusted funds from operations per share or unit, as defined (8) (C÷E)	$0.53	$0.67	$2.47	$2.48
Adjusted funds from operations per share or unit - core operations (8) (D÷E)	$0.52	$0.47	$1.96	$1.81
Dividends declared	$0.33	$0.25	$1.24	$0.97
Weighted average shares outstanding (11)	54,327	54,647	54,628	54,258
Weighted average shares and units outstanding (11) (E)	54,466	54,790	54,770	54,405

See Notes to Funds from Operations and Adjusted Funds from Operations on page 6

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4th Quarter 2013

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31,
	2013	2012
	(Unaudited)
Assets
Real estate assets
Land	$327,270	$318,416
Building and improvements	2,408,906	2,278,213
Furniture, fixtures and equipment	291,027	270,180
Construction in progress	74,064	90,075
Land held for future investment	61,768	54,468

	3,163,035	3,011,352
Less: accumulated depreciation	(913,018)	(842,925)
For-sale condominiums	1,122	23,281

Total real estate assets	2,251,139	2,191,708
Investments in and advances to unconsolidated real estate entities	4,056	4,533
Cash and cash equivalents	82,110	118,698
Restricted cash	4,712	5,388
Deferred financing costs, net	8,495	10,855
Other assets	31,165	32,182

Total assets	$2,381,677	$2,363,364

Liabilities and equity
Indebtedness	$1,098,734	$1,102,464
Accounts payable, accrued expenses and other	73,431	88,926
Investments in unconsolidated real estate entities	16,687	16,297
Dividends and distributions payable	17,928	13,653
Accrued interest payable	5,157	5,721
Security deposits and prepaid rents	10,888	9,524

Total liabilities	1,222,825	1,236,585

Redeemable common units	6,121	7,159

Commitments and contingencies
Equity
Company shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 868 shares issued and outstanding	9	9
Common stock, $.01 par value, 100,000 authorized:
54,629 and 54,483 shares issued and 54,191 and 54,470 shares outstanding at December 31, 2013 and 2012, respectively	546	545
Additional paid-in-capital	1,111,861	1,107,354
Accumulated earnings	66,138	27,266
Accumulated other comprehensive income (loss)	(3,419)	(11,679)

	1,175,135	1,123,495
Less common stock in treasury, at cost, 519 and 107 shares at December 31, 2013 and 2012, respectively	(22,188)	(3,781)

Total Company shareholders’ equity	1,152,947	1,119,714
Noncontrolling interests - consolidated property partnerships	(216)	(94)

Total equity	1,152,731	1,119,620

Total liabilities and equity	$2,381,677	$2,363,364

See Notes to Consolidated Financial Statements on page 6

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4th Quarter 2013

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AND RECONCILIATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands)

1)	For the three months and year ended December 31, 2013, rental revenues included net lease termination fees of $960 at one of the Company’s commercial office properties.

2)

Investment and development expenses include investment group expenses, development personnel and associated costs not allocable to development projects. Other investment costs primarily include land carry costs, principally property taxes and assessments, as well as acquisition expenses of $320 and $299 for the years ended December 31, 2013 and 2012, respectively.

3)

Severance, impairment and other in 2013 included severance charges of $1,189 related to the departure of an executive officer and other personnel and a non-cash impairment charge of $400 to write-down to fair value a parcel of land held for future investment. The Company also recognized expenses of approximately $592 related to the start of a strategic initiative to upgrade the Company’s operating and financial software systems and estimated casualty losses of $236 related to fire damage sustained at one of the Company’s communities. The casualty losses were beneath the Company’s insured deductibles.

4)	A summary of revenues and costs and expenses of condominium activities for the three months and year ended December 31, 2013 and 2012 is as follows:

	Three months ended		Year ended
	December 31,		December 31,
	2013	2012	2013	2012
Condominium revenues	$20	$25,655	$68,168	$89,698
Condominium costs and expenses	456	(15,077)	(40,224)	(54,037)

Net gains on sales of condominiums, before income tax	476	10,578	27,944	35,661
Income tax benefit	-	-	-	612

Net gains on sales of condominiums	$476	$10,578	$27,944	$36,273

In the three months ended December 31, 2013, the Company recognized reduced warranty expenses totaling $501 in conjunction with the favorable settlement of certain warranty claims related to condominiums sold in prior years.

5)

Equity in earnings of unconsolidated entities for the year ended December 31, 2012 includes the Company’s $6,055 share of the gain on the sale of Post Biltmore™, previously owned by a 35% owned unconsolidated entity.

6)

The net loss on early extinguishment of indebtedness of $4,017 for the three months ended December 31, 2012 represents the prepayment premiums associated with the early extinguishment of senior unsecured notes and the write-off of unamortized deferred loan costs. For the year ended December 31, 2012, the additional net loss on the early extinguishment of indebtedness of $301 represents the write-off of a portion of unamortized deferred loan costs associated with the refinancing of the Company’s line of credit.

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4th Quarter 2013

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AND RECONCILIATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS (CON’T)

(In thousands)

7)

Under ASC Topic 360, the operating results of real estate assets designated as held for sale or sold are included in discontinued operations for all periods presented. Additionally, all gains or losses on the sale of these assets are included in discontinued operations. For the three months and years ended December 31, 2013 and 2012, income from discontinued operations included the operating results of one apartment community, containing 342 units, that was sold in October 2013.

The operating revenues and expenses of this community for the three months and years ended December 31, 2013 and 2012 were as follows:

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Revenues
Rental	$285	$1,070	$3,557	$4,155
Other property revenues	29	107	356	422

Total revenues	314	1,177	3,913	4,577

Expenses
Property operating and maintenance	170	477	1,679	1,903
Depreciation	-	178	527	778
Interest	23	100	289	391

Total expenses	193	755	2,495	3,072

Income from discontinued property operations	$121	$422	$1,418	$1,505

The sale of the apartment community in October 2013 generated a net gain of $28,380.

8)

Post Properties, Inc., through its wholly-owned subsidiaries, is the sole general partner, a limited partner and owns a majority interest in Post Apartment Homes, L.P., the Operating Partnership, through which the Company conducts its operations. As of December 31, 2013, there were 54,326 Operating Partnership units outstanding, of which 54,191, or 99.7%, were owned by the Company.

9)	Depreciation on consolidated real estate assets is net of the minority interest portion of depreciation on consolidated entities.

10)

Since the Company does not add back the depreciation of non-real estate assets in its calculation of FFO, non-real estate related capital expenditures of $131 and $64 for the three months and $1,357 and $585 for the years ended December 31, 2013 and 2012, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

11)

Diluted weighted average shares and units include the impact of dilutive securities totaling 133 and 218 for the three months and 172 and 310 for the years ended December 31, 2013 and 2012, respectively. Additionally, basic and diluted weighted average shares and units included the impact of non-vested shares and units totaling 120 and 129 for the three months and 120 and 127 for the years ended December 31, 2013 and 2012, respectively, for the computation of FFO per share. Such non-vested shares and units are considered in the income per share computations under GAAP using the “two-class method.”

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4th Quarter 2013

SAME STORE RESULTS

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results

The Company defines same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities classified as held for sale or sold. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income and Table 4 on page 26 for a year-to-date margin analysis. The operating performance and capital expenditures of the 50 communities containing 17,999 apartment units which were fully stabilized as of January 1, 2012, are summarized in the table below.

	Three months ended			Year ended
	December 31,			December 31,
	2013	2012	% Change	2013	2012	% Change
Revenues:
Rental and other revenue	$76,436	$74,189	3.0%	$303,958	$292,890	3.8%
Utility reimbursements	2,360	2,244	5.2%	9,454	9,009	4.9%

Total rental and other revenues	$78,796	$76,433	3.1%	$313,412	$301,899	3.8%

Property operating and maintenance expenses:
Personnel expenses	6,213	6,610	(6.0)%	25,530	26,788	(4.7)%
Utility expense	4,244	3,975	6.8%	16,798	16,383	2.5%
Real estate taxes and fees	12,107	10,708	13.1%	47,762	43,172	10.6%
Insurance expenses	1,408	1,232	14.3%	5,127	4,415	16.1%
Building and grounds repairs and maintenance	4,361	4,049	7.7%	17,207	16,759	2.7%
Ground lease expense	230	230	-	920	920	-
Other expenses	1,817	1,804	0.7%	7,805	7,454	4.7%

Total property operating and maintenance expenses (excluding depreciation and amortization)	30,380	28,608	6.2%	121,149	115,891	4.5%

Same store net operating income	$48,416	$47,825	1.2%	$192,263	$186,008	3.4%

Same store net operating income margin	61.4%	62.6%	(1.8)%	61.3%	61.6%	(0.4)%

Capital expenditures (1)
Annually recurring:
Carpet	$740	$797	(7.2)%	$3,535	$3,345	5.7%
Other	2,148	2,892	(25.7)%	9,900	11,454	(13.6)%

Total annually recurring	2,888	3,689	(21.7)%	13,435	14,799	(9.2)%
Periodically recurring (1)	3,304	868	280.6%	12,899	5,136	151.1%

Total capital expenditures (A)	$6,192	$4,557	35.9%	$26,334	$19,935	32.1%

Total capital expenditures per unit (A ÷ 17,999 units)	$344	$253	36.0%	$1,463	$1,108	32.0%

Average monthly rental rate per unit (2)	$1,429	$1,391	2.7%	$1,416	$1,362	4.0%

Gross turnover (3)	51.3%	52.4%	(1.1)%	59.7%	58.5%	1.2%

Net turnover (4)	44.4%	46.1%	(1.7)%	52.2%	52.2%	0.0%

Percentage rent increase - new leases (5)	3.6%	1.7%	1.9%	3.5%	4.9%	(1.4)%

Percentage rent increase - renewed leases (5)	4.9%	5.9%	(1.0)%	5.0%	6.4%	(1.4)%

1)

See Table 5 on page 27 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented in the consolidated cash flow statements prepared under GAAP. Periodically recurring capital expenditures includes $215 and $173 for the three months and $1,099 and $599 for the years ended December 31, 2013 and 2012, respectively, related to the Company’s “resident design center” program.

2)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 22 and Table 3 on page 24 for further information.

3)	Gross turnover represents the percentage of leases expiring during the period that are not renewed by the existing resident(s).
4)	Net turnover is gross turnover decreased by the percentage of expiring leases where the resident(s) transfer to a new apartment unit in the same community or in another Post® community.
5)

Percentage change is calculated using the respective new or renewed rental rate as of the date of a new lease, as compared with the previous rental rate on that same unit. Accordingly, these percentage changes may differ from the change in the average monthly rental rate per unit due to the timing of move-ins and/or the term of the respective leases.

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4th Quarter 2013

SAME STORE RESULTS (CON’T)

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results by Market - Comparison of Fourth Quarter 2013 to Fourth Quarter 2012

(Increase (decrease) between periods)

	Three months ended							Year ended
	December 31, 2013							December 31, 2013
Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	5.4%		3.4%		6.7%		0.5%	5.1%		5.2%		5.1%		0.0%
Dallas	3.0%		9.1%		(0.9)%		(0.3)%	4.0%		4.0%		3.9%		(0.2)%
Houston	8.2%		11.1%		6.4%		2.6%	8.5%		7.7%		9.0%		0.7%
Austin	5.9%		8.4%		4.1%		0.9%	6.3%		4.6%		7.5%		0.1%
Washington, D.C.	(1.4)%		5.1%		(4.4)%		(1.3)%	0.1%		6.4%		(2.8)%		(1.6)%
New York	3.5%		18.4%		(8.6)%		2.0%	1.5%		9.1%		(4.5)%		(0.8)%
Tampa	2.8%		2.9%		2.8%		0.4%	4.6%		3.2%		5.4%		0.3%
Orlando	(1.1)%		(4.1)%		0.5%		(0.4)%	1.9%		(3.1)%		4.8%		(0.8)%
Charlotte	3.7%		4.8%		3.2%		0.7%	5.0%		(0.6)%		8.0%		(0.1)%

Total	3.1%		6.2%		1.2%		0.2%	3.8%		4.5%		3.4%		(0.3)%

1)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

Same Store Occupancy by Market

								Average Rental
			Average Economic		Average Economic			Rate Per Unit
			Occupancy (1)		Occupancy (1)		Physical	Three Months
		% of NOI	Three months ended		Year ended		Occupancy	Ended
	Apartment	Three months ended	December 31,		December 31,		at December 31,	December 31,
Market	Units	December 31, 2013	2013	2012	2013	2012	2013 (2)	2013 (3)
Atlanta	5,065	26.1%	96.7%	96.2%	96.6%	96.6%	95.3%	$1,296
Dallas	4,725	21.1%	95.4%	95.7%	95.4%	95.6%	94.7%	1,228
Houston	837	4.6%	97.3%	94.7%	97.0%	96.3%	95.9%	1,440
Austin	637	3.5%	96.4%	95.5%	96.2%	96.1%	93.7%	1,544
Washington, D.C.	2,301	17.8%	93.3%	94.6%	93.5%	95.1%	92.4%	1,875
New York	337	3.9%	97.1%	95.1%	94.9%	95.7%	95.3%	3,910
Tampa	2,111	12.1%	96.5%	96.1%	96.9%	96.6%	95.4%	1,396
Orlando	598	3.8%	96.9%	97.3%	96.6%	97.4%	96.8%	1,490
Charlotte	1,388	7.1%	95.2%	94.5%	95.9%	96.0%	94.6%	1,221

Total	17,999	100.0%	95.8%	95.6%	95.7%	96.0%	94.8%	$1,429

1)

Average economic occupancy is defined as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. Gross potential rent is defined as the sum of the gross actual rates for leased units and the anticipated rental rates for unoccupied units. The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 95.2% and 94.9% for the three months and 95.1% and 95.3% for the years ended December 31, 2013 and 2012, respectively. For the three months ended December 31, 2013 and 2012, net concessions were $245 and $257, respectively, and employee discounts were $211 and $215, respectively. For the years ended December 31, 2013 and 2012, net concessions were $1,003 and $1,175, respectively, and employee discounts were $837 and $858, respectively.

2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.
3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 22 and Table 3 on page 24 for further information.

Supplemental Financial Data	9 | P a g e

4th Quarter 2013

SAME STORE RESULTS (CON’T)

(In thousands, except per unit data) - (Unaudited)

Sequential Same Store Operating Results - Comparison of Fourth Quarter of 2013 to Third Quarter of 2013

	Three months ended		% Change
	December 31, 2013	September 30, 2013
Rental and other revenue	$76,436	$77,050	(0.8)%
Utility reimbursements	2,360	2,494	(5.4)%

Total rental and other revenues	$78,796	$79,544	(0.9)%

Personnel expenses	6,213	6,347	(2.1)%
Utility expense	4,244	4,477	(5.2)%
Real estate taxes and fees	12,107	12,153	(0.4)%
Insurance expenses	1,408	1,241	13.5%
Building and grounds repairs and maintenance	4,361	4,694	(7.1)%
Ground lease expense	230	230	0.0%
Other expenses	1,817	2,028	(10.4)%

Total property operating and maintenance expenses (excluding depreciation and amortization)	30,380	31,170	(2.5)%

Same store net operating income (1)	$48,416	$48,374	0.1%

Average economic occupancy	95.8%	96.3%	(0.5)%

Average monthly rental rate per unit	$1,429	$1,426	0.2%

1)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

Sequential Same Store Operating Results by Market - Comparison of Fourth Quarter of 2013 to Third Quarter of 2013

(Increase (decrease) between periods)

Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	(0.4)%		(3.1)%		1.4%		(0.9)%
Dallas	(1.5)%		(4.0)%		0.4%		(0.7)%
Houston	0.5%		0.2%		0.6%		0.2%
Austin	(0.6)%		(5.2)%		3.1%		(0.5)%
Washington, D.C.	(1.8)%		(2.7)%		(1.3)%		(0.6)%
New York	2.4%		5.4%		(0.5)%		1.8%
Tampa	(1.2)%		(4.2)%		0.6%		(0.3)%
Orlando	(2.0)%		(1.1)%		(2.5)%		0.0%
Charlotte	(1.8)%		0.8%		(3.0)%		(1.5)%

Total	(0.9)%		(2.5)%		0.1%		(0.5)%

1)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

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4th Quarter 2013

DEBT SUMMARY

(In thousands) - (Unaudited)

Summary of Outstanding Debt at December 31, 2013 - Consolidated

		Percentage	Weighted Average Rate (1) December 31,
Type of Indebtedness	Balance	of Total Debt	2013	2012
Unsecured fixed rate senior notes	$400,000	36.4%	3.9%	3.9%
Unsecured bank term loan	300,000	27.3%	3.2%	3.4%
Secured fixed rate notes	398,734	36.3%	5.6%	5.6%

	$1,098,734	100.0%	4.3%	4.4%

	Balance	Percentage of Total Debt	Weighted Average Maturity of Total Debt (2)
Total fixed rate debt	$1,098,734	100.0%	5.2
Total variable rate debt - unhedged	-	0.0%	0.0

Total debt	$1,098,734	100.0%	5.2

Debt Maturities - Consolidated and Unconsolidated

	Consolidated			Unconsolidated Entities
Aggregate debt maturities by year	Amount		Weighted Avg. Rate on Debt Maturities (1)	Amount	Company Share	Weighted Avg. Rate on Debt Maturities (1)
2014	$3,961		5.9%	$-	$-	-
2015	124,205	(3)	4.9%	-	-	-
2016	4,418	(4)	5.9%	-	-	-
2017	154,736		4.8%	85,723	21,431	5.6%
2018	350,958	(5)	3.6%	41,000	10,250	5.7%
Thereafter	460,456		4.5%	51,000	17,850	3.5%

	$1,098,734		4.3%	$177,723	$49,531	5.0%

Debt Statistics

	Year ended December 31,
	2013	2012
Interest coverage ratio (6)(7)	4.2x	3.8x
Interest coverage ratio (including capitalized interest) (6)(7)	3.9x	3.4x

Fixed charge coverage ratio (6)(8)	3.9x	3.5x
Fixed charge coverage ratio (including capitalized interest) (6)(8)	3.6x	3.2x

Total debt to annualized income available for debt service ratio (9)	5.8x	6.3x

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (10)	35.5%	37.1%
Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (10)	36.8%	38.5%

1)

Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates at December 31, 2013 and 2012 are based on the debt outstanding at that date. Weighted average interest rate of the unsecured bank term loan represents the effective fixed interest rate based on outstanding borrowings as of December 31, 2013 and 2012, after considering the impact of interest rate swap arrangements that hedge this debt.

2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.
3)	Includes a mortgage note payable of $120,000 that matures in February 2015 at which time it will automatically be extended for a one-year term at a variable interest rate.
4)	Includes $0 outstanding on unsecured revolving lines of credit maturing in 2016. At December 31, 2013, the Company’s lines of credit bear interest at LIBOR plus 1.225%.
5)	Includes a mortgage note payable of $49,923 at December 31, 2013 that matures in May 2018 at which time it will automatically be extended for a one-year term at variable interest rate.
6)	Calculated for the years ended December 31, 2013 and 2012.
7)

Interest coverage ratio is defined as net income available for debt service divided by interest expense. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to net income and interest expense to consolidated interest expense is included in Table 7 on page 28.

8)

Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders. The calculation of the fixed charge coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to net income and fixed charges to consolidated interest expense plus dividends to preferred shareholders is included in Table 7 on page 28.

9)	A computation of this ratio is included in Table 7 on page 28.
10)	A computation of these debt ratios is included in Table 6 on page 27.

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4th Quarter 2013

DEBT SUMMARY (CON’T)

(In thousands) - (Unaudited)

Senior Unsecured Public Notes Debt Ratings

Moody’s - Baa2 (stable)

Standard & Poor’s - BBB (stable)

Financial Debt Covenants - Senior Unsecured Public Notes

Covenant requirement (1)	As of December 31, 2013

Consolidated Debt to Total Assets cannot exceed 60%	33%
Secured Debt to Total Assets cannot exceed 40%	12%
Total Unencumbered Assets to Unsecured Debt must be at least 1.5/1	3.9x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	4.2x

1)

A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures is detailed below.

Ratio of Consolidated Debt to Total Assets
As of December 31, 2013
Consolidated debt, per balance sheet (A)	$1,098,734

Total assets, as defined (B) (Table A)	$3,280,033

Computed ratio (A÷B)	33%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Total secured debt (C)	$398,734

Computed ratio (C÷B)	12%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$1,098,734
Total secured debt (C)	(398,734)

Total unsecured debt (D)	$700,000

Total unencumbered assets, as defined (E) (Table A)	$2,740,766

Computed ratio (E÷D)	3.9x

Required minimum ratio	1.5x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$197,956

Annual Debt Service Charge, as defined (G) (Table B)	$47,434

Computed ratio (F÷G)	4.2x

Required minimum ratio	1.5x

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4th Quarter 2013

DEBT SUMMARY (CON’T)

(In thousands) - (Unaudited)

Table A

Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations

As of December 31, 2013
Total real estate assets	$2,251,139
Add:
Investments in and advances to unconsolidated real estate entities	4,056
Accumulated depreciation	913,018
Other tangible assets	111,820

Total assets for public debt covenant computations	3,280,033
Less:
Encumbered real estate assets	(535,211)
Investments in and advances to unconsolidated real estate entities	(4,056)

Total unencumbered assets for public debt covenant computations	$2,740,766

Table B

Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Charge

Consolidated income available for debt service	Year ended December 31, 2013
Net income	$110,920
Add:
Non-cash impairment charge	400
Depreciation	85,608
Depreciation and amortization (company share) - unconsolidated entities	1,194
Depreciation - discontinued operations	527
Amortization of deferred financing costs	2,573
Interest expense	44,704
Interest expense (company share) - unconsolidated entities	2,441
Interest expense - discontinued operations	289
Income tax expense, net	982
Other non-cash (income) expense, net	4,642
Less:
Gain on sale of apartment community - discontinued operations	(28,380)
Gains on condominium sales activities, net	(27,944)

Consolidated income available for debt service	$197,956

Annual debt service charge
Consolidated interest expense	$44,704
Interest expense (company share) - unconsolidated entities	2,441
Interest expense - discontinued operations	289

Debt service charge	$47,434

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4th Quarter 2013

SUMMARY OF APARTMENT COMMUNITIES UNDER DEVELOPMENT AND

LAND HELD FOR FUTURE INVESTMENT

(In millions, except units, square footage and acreage) - (Unaudited)

Communities Under Development

Community	Location	Number of Units	Estimated Average Unit Size Sq. Ft. (1)	Estimated Retail Sq. Ft. (1)	Estimated Total Cost (2)	Estimated Total Cost Per Sq. Ft. (3)	Costs Incurred as of 12/31/2013	Quarter of First Units Available	Estimated Quarter of Stabilized Occupancy (4)	Percent Leased (5)
Substanially complete, in lease-up
Post Parkside™ at Wade	Raleigh, NC	397	875	14,908	$55.0	152	$51.1	1Q 2013	3Q 2014	59.2%
Under construction
Post Lake® at Baldwin Park, III	Orlando, FL	410	960	-	55.6	141	53.6	1Q 2013	3Q 2014	62.2%
Post 510™	Houston, TX	242	857	-	34.8	168	29.4	1Q 2014	1Q 2015	N/A
Post Soho Square™	Tampa, FL	231	880	10,556	39.8	196	21.5	2Q 2014	3Q 2015	N/A
Post Alexander™, II	Atlanta, GA	340	830	-	75.5	268	11.7	2Q 2015	4Q 2016	N/A

Total		1,620		25,464	$260.7		$167.3

1)	Square footage amounts are approximate. Actual square footage may vary.
2)

To the extent that developments contain a retail component, total estimated cost includes estimated first generation tenant improvements and leasing commissions. For stabilized apartment communities, remaining unfunded construction costs include first generation retail tenant improvements and leasing commissions.

3)	The estimated total cost per square foot is calculated using net rentable residential and retail square feet, where applicable. Square footage amounts used are approximate. Actual amounts may vary.
4)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy or (ii) one year after completion of construction.
5)	Represents unit status as of January 31, 2014.

Land Held for Future Investment

The following are land positions (including pre-development costs incurred to date) that the Company currently holds. There can be no assurance that projects held for future investment will be developed in the future or at all.

Project	Metro Area	Carrying Value At December 31, 2013 (in thousands)	Estimated Usable Acreage
Centennial Park	Atlanta, GA	$18,858	5.6
South Lamar II	Austin, TX	8,492	3.0
Frisco Bridges II	Dallas, TX	5,480	5.4
Galleria	Houston, TX	13,119	3.9
Wade	Raleigh, NC	10,257	26.6
Millennium	Atlanta, GA	2,775	1.0
Other land parcels	Atlanta, GA	2,787	10.2

Total Land Held for Future Investment		$61,768	55.7

Acquisition/Disposition Activity

Property Name	Location	Quarter Acquired / Disposed	Units	Est. Avg. Unit Size Sq. Ft. (1)	Retail Sq. Ft.	Year Completed	Gross Price (Thousands) (2)	Est. Total Price Per Sq. Ft. (3)	Cap Rate	Company’s Ownership %
Acquisitions
Post South End™	Charlotte, NC	Q3 2012	360	847	7,612	2009	$ 74,000	$ 237	5.0%(4)	100%
Post Lakeside™	Orlando, FL	Q2 2013	300	1,070	-	2013	$ 48,500	$ 151	5.2%(4)	100%
Dispositions
Post Biltmore™	Atlanta, GA	Q1 2012	276	766	-	2002	$ 51,075	$ 242	4.8%(5)	35%
Post Renaissance®	Atlanta, GA	Q4 2013	342	914	-	1992-94	$ 47,500	$ 152	5.4%(5)	100%

1)	Square footage amounts are approximate. Actual square footage may vary.
2)	Excludes transaction costs and planned up front capital expenditures, if any.
3)	The estimated total price per square foot is calculated using net rentable residential and retail square feet, where applicable. Square footage amounts used are approximate. Actual amounts may vary.
4)

Based on projected first twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit). Also includes the impact of transaction costs and planned up front capital expenditures, if any.

5)	Based on trailing twelve-month net operating income after adjustments for management fee (3%) and capital reserves ($300/unit).

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4th Quarter 2013

CAPITALIZED COSTS SUMMARY

(In thousands) - (Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.

A summary of community acquisition and development improvements and other capitalized expenditures for the three months and year ended December 31, 2013 and 2012 is provided below.

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
New community development and acquisition activity (1)	$18,127	$41,914	$165,286	$219,611
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	1,752	1,208	5,965	3,730
Other community additions and improvements (3)	4,676	2,378	15,893	8,115
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (4)	3,180	4,018	14,673	16,170
Corporate additions and improvements	131	64	1,357	585

	$27,866	$49,582	$203,174	$248,211

Other Data
Capitalized interest	$840	$1,120	$3,962	$5,534

Capitalized development and associated costs (5)	$737	$1,063	$2,900	$3,755

1)	Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years.
2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units.
3)	Represents community improvement expenditures (e.g. property upgrades) that generally occur less frequently than on an annual basis.
4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.
5)	Reflects internal personnel and associated costs capitalized to construction and development activities.

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4th Quarter 2013

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

(In thousands) - (Unaudited)

The Company holds investments in limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting. A summary of non-financial and financial information for the Property LLCs is provided below.

Non-Financial Data
Joint Venture Property	Location	Property Type	# of Units	Ownership Interest
Post Collier Hills® (1)	Atlanta, GA	Apartments	396	25%
Post Crest® (1)	Atlanta, GA	Apartments	410	25%
Post Lindbergh® (1)	Atlanta, GA	Apartments	396	25%
Post Massachusetts Avenue™	Washington, D.C.	Apartments	269	35%

Financial Data
	As of December 31, 2013						Three months ended December 31, 2013				Year ended December 31, 2013
Joint Venture Property	Gross Investment in Real Estate (6)	Mortgage Notes Payable		Entity Equity	Company’s Equity Investment		Entity NOI	Company’s Equity in Income (Loss)	Mgmt. Fees & Other		Entity NOI	Company’s Equity in Income (Loss)	Mgmt. Fees & Other
Post Collier Hills® (1)	$55,478	$39,565	(2)	$8,097	$(4,827)	(1)	$598	$(24)			$2,752	$(4)
Post Crest® (1)	64,826	46,158	(2)	9,407	(7,158)	(1)	856	14			3,344	41
Post Lindbergh® (1)	61,181	41,000	(3)	12,489	(4,702)	(1)	830	16			3,092	28
Post Massachusetts Avenue™	71,296	51,000	(4)	3,721	4,056		1,697	473			7,430	2,025

Total	$252,781	$177,723		$33,714	$(12,631)		$3,981	$479	$200	(5)	$16,618	$2,090	$843	(5)

1)

The Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor. The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture. The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment. These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

2)	These notes bear interest at a fixed rate of 5.63% and mature in June 2017.
3)	This note bears interest at a fixed rate of 5.71% and matures in January 2018, at which time it will be automatically extended for a one-year term at a variable interest rate.
4)	This note bears interest at a fixed rate of 3.5% and matures in February 2019. The note is prepayable without penalty beginning in February 2017.
5)	Amounts include net property and asset management fees to the Company included in “Other Revenues” in the Company’s consolidated statements of operations.
6)	Represents GAAP basis net book value plus accumulated depreciation.

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4th Quarter 2013

NET ASSET VALUE SUPPLEMENTAL INFORMATION (1)

(In thousands, except unit data, commercial square feet and stock price) - (Unaudited)

Financial Data

Income Statement Data	Three months ended December 31, 2013	Adjustments		As Adjusted (3)
Rental revenues	$88,728	$(1,050)	(2)	$87,678
Other property revenues	4,773	(20)	(2)	4,753

Total rental and other revenues (A)	93,501	(1,070)		92,431
Property operating & maintenance expenses
(excluding depreciation and amortization) (B)	39,538	(4,593)	(2)	34,945

Property net operating income (Table 1) (A-B)	$53,963	$3,523		$57,486

Assumed property management fee
(calculated at 3% of revenues) (A x 3%)				(2,773)
Assumed property capital expenditure reserve
($300 per unit per year based on 19,775 units)				(1,483)

Adjusted property net operating income				$53,230

Annualized property net operating income (C)				$212,920

Apartment units represented (D)	22,516	(2,741)	(2)	19,775

Other Asset Data	As of December 31, 2013	Adjustments		As Adjusted
Cash & equivalents	$82,110	$-		$82,110
Real estate assets under construction, at cost (4)	74,064	93,269	(4)	167,333
Land held for future investment	61,768	-		61,768
For-sale condominiums	1,122	-		1,122
Investments in and advances to unconsolidated real estate entities (5)	4,056	(4,056)	(5)	-
Restricted cash and other assets	35,877			35,877
Cash & other assets of unconsolidated apartment entities (6)	4,978	(3,556)	(6)	1,422

Total (E)	$263,975	$85,657		$349,632

Other Liability Data
Indebtedness (7)	$1,098,734	$(10,753)	(7)	$1,087,981
Investments in unconsolidated real estate entities (5)	16,687	(16,687)	(5)	-
Other liabilities (including noncontrolling interests) (8)	107,404	(8,249)	(8)	99,155
Total liabilities of unconsolidated apartment entities (9)	180,396	(130,094)	(9)	50,302

Total (F)	$1,403,221	$(165,783)		$1,237,438

Other Data
	As of December 31, 2013
	# Shares/Units	Stock Price		Implied Value
Liquidation value of preferred shares (G)				$43,392

Common shares outstanding	54,191
Common units outstanding	135

Total (H)	54,326	$45.23		$2,457,165

Implied market value of Company gross real estate assets (I) = (F+G+H-E)				$3,388,363

Implied Portfolio Capitalization Rate (C÷I)				6.3%

1)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”). These measures, as adjusted, are also non-GAAP financial measures. With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.

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4th Quarter 2013

The Company presents NOI for the fourth quarter ended December 31, 2013, for properties stabilized as of October 1, 2013, so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized as of October 1, 2013, are presented at full undepreciated cost. Other tangible assets, total liabilities and the liquidation value of preferred shares are also presented.

2)

The following table summarizes the adjustments made to the components of property net operating income for the three months ended December 31, 2013, to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Communities in lease-up	$(1,328)	$(92)	$(672)	(1,620)
Company share of unconsolidated entities	1,898	124	764	(1,077)
Minority share of consolidated real estate entity	(557)	(2)	(275)	(44)
Corporate property management expenses	-	-	(3,020)	-
Corporate apartments and other	(1,063)	(50)	(1,390)	-

	$(1,050)	$(20)	$(4,593)	(2,741)

3)

The following table summarizes the Company’s share of the “As Adjusted” components of property net operating income, apartment units and commercial square feet by market for the three months ended December 31, 2013:

	Rental and Other Revenues	Property Operating & Maintenance Expenses (ex. Deprec. and Amort.)	Property Net Operating Income (NOI)	Percentage of Total NOI	Apartment Units / Commercial Sq. Ft.
Atlanta	$21,750	$8,380	$13,370	23.2%	5,365
Dallas	17,604	7,370	10,234	17.8%	4,725
Houston	4,358	1,716	2,642	4.6%	961
Austin	4,369	1,861	2,508	4.4%	935
Washington, D.C.	16,294	5,403	10,891	18.9%	2,739
New York	3,275	1,693	1,582	2.8%	293
Tampa	9,100	3,261	5,839	10.2%	2,111
Orlando	3,957	1,359	2,598	4.5%	898
Charlotte	6,573	2,119	4,454	7.7%	1,748
Commercial	5,151	1,783	3,368	5.9%	-

Total	$92,431	$34,945	$57,486	100.0%	19,775

Approximate commercial Sq. Ft.					719,000

4)	The “As Adjusted” amount represents the CIP balance, adjusted for costs of completed apartment units, as follows:

Post Parkside™ at Wade	$ 51,102
Post Lake® at Baldwin Park - Phase III	53,594
Post 510™	29,404
Post Soho Square™	21,501
Post Alexander™ - Phase II	11,732

$167,333

5)

The adjustment reflects a reduction for the investments in unconsolidated entities, as the Company’s respective share of net operating income of such investments is included in the adjusted net operating income reflected above.

6)

The “As of December 31, 2013” amount represents cash and other assets of unconsolidated apartment entities. The adjustment includes a reduction for the venture partners’ respective share of cash and other assets. The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment entities.

7)

The adjustment reflects a reduction for the minority interest portion of the consolidated mortgage debt of a consolidated joint venture community. Likewise, only the Company’s majority share of that community is included in the adjusted net operating income reflected above.

8)

The “As of December 31, 2013” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense of $8,301, offset by the addition of noncontrolling interests of consolidated real estate entities of $52.

9)

The “As of December 31, 2013” amount represents total liabilities of unconsolidated apartment entities. The adjustment represents a reduction for the venture partners’ respective share of liabilities. The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment entities.

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NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS

Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms

The Company uses certain non-GAAP financial measures and other defined terms in this Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

Funds from Operations - The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.

Adjusted Funds From Operations - The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the impact of non-cash straight-line long-term ground lease expense, non-cash impairment charges, debt extinguishment gains (losses) and preferred stock redemption costs. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to AFFO.

Property Net Operating Income - The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

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Same Store Capital Expenditures - The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, rehabilitation communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures is the line on the Company’s consolidated statements of cash flows entitled “property capital expenditures,” which also includes revenue generating capital expenditures.

Debt Statistics and Debt Ratios - The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) interest coverage ratios; (2) fixed charge coverage ratios; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; (8) a ratio of consolidated income available for debt service to annual debt service charge; and (9) a debt to annualized income available for debt service ratio. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity, and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.

The Company uses income available for debt service to calculate certain debt ratios and statistics. Income available for debt service is defined as net income (loss) before interest, taxes, depreciation, amortization, gains on sales of real estate assets, non-cash impairment charges and other non-cash income and expenses. Income available for debt service is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operating activities as determined under GAAP, and the Company’s calculation thereof may not be comparable to similar measures reported by other companies, including EBITDA or Adjusted EBITDA.

Property Operating Statistics - The Company uses average economic occupancy, gross turnover, net turnover and percentage increases in rent for new and renewed leases as statistical measures of property operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. Gross turnover is defined as the percentage of leases expiring during the period that are not renewed by the existing residents. Net turnover is defined as gross turnover decreased by the percentage of expiring leases where the residents transfer to a new apartment unit in the same community or in another Post® community. The percentage increases in rent for new and renewed leases are calculated using the respective new or renewed rental rate as of the date of a new lease, as compared with the previous rental rate on that same unit.

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RECONCILIATIONS OF SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

Table 1 - Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income

(In thousands) - (Unaudited)

	Three months ended			Year ended
	December 31, 2013	December 31, 2012	September 30, 2013	December 31, 2013	December 31, 2012
Total same store NOI	$48,416	$47,825	$48,374	$192,263	$186,008
Property NOI from other operating segments	5,547	894	4,529	14,341	1,701

Consolidated property NOI	53,963	48,719	52,903	206,604	187,709

Add (subtract):
Interest income	10	34	8	77	393
Other revenues	204	213	225	872	850
Depreciation	(21,914)	(20,795)	(21,580)	(85,608)	(79,367)
Interest expense	(11,424)	(11,755)	(11,186)	(44,704)	(46,028)
Amortization of deferred financing costs	(658)	(669)	(646)	(2,573)	(2,695)
General and administrative	(4,751)	(4,411)	(4,079)	(17,245)	(16,342)
Investment and development	(307)	(312)	(367)	(1,755)	(1,317)
Other investment costs	(85)	(242)	(418)	(1,324)	(1,401)
Severance, impairment and other	(436)	-	(1,981)	(2,417)	-
Gains on condominium sales activities, net	476	10,578	5,293	27,944	36,273
Equity in income of unconsolidated real estate entities, net	479	579	656	2,090	7,995
Other income (expense), net	(195)	590	(196)	(839)	1,034
Net loss on extinguishment of indebtedness	-	(4,017)	-	-	(4,318)

Income from continuing operations	15,362	18,512	18,632	81,122	82,786
Income from discontinued operations	28,501	422	421	29,798	1,505

Net income	$43,863	$18,934	$19,053	$110,920	$84,291

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Table 2 - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

	Three months ended			Q4 ‘13 vs. Q4 ‘12 % Change	Q4 ‘13 vs. Q3 ‘13 % Change	Q4 ‘13 % Same Store NOI
	December 31, 2013	December 31, 2012	September 30, 2013
Rental and other revenues
Atlanta	$20,682	$19,630	$20,765	5.4%	(0.4)%
Dallas	17,604	17,084	17,867	3.0%	(1.5)%
Houston	3,737	3,453	3,720	8.2%	0.5%
Austin	2,990	2,823	3,008	5.9%	(0.6)%
Washington, D.C.	12,990	13,180	13,226	(1.4)%	(1.8)%
New York	3,834	3,704	3,743	3.5%	2.4%
Tampa	9,100	8,851	9,207	2.8%	(1.2)%
Orlando	2,747	2,778	2,804	(1.1)%	(2.0)%
Charlotte	5,112	4,930	5,204	3.7%	(1.8)%

Total rental and other revenues	78,796	76,433	79,544	3.1%	(0.9)%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	8,068	7,804	8,328	3.4%	(3.1)%
Dallas	7,370	6,755	7,674	9.1%	(4.0)%
Houston	1,490	1,341	1,487	11.1%	0.2%
Austin	1,274	1,175	1,344	8.4%	(5.2)%
Washington, D.C.	4,358	4,147	4,478	5.1%	(2.7)%
New York	1,968	1,662	1,867	18.4%	5.4%
Tampa	3,261	3,169	3,404	2.9%	(4.2)%
Orlando	927	967	937	(4.1)%	(1.1)%
Charlotte	1,664	1,588	1,651	4.8%	0.8%

Total	30,380	28,608	31,170	6.2%	(2.5)%

Net operating income
Atlanta	12,614	11,826	12,437	6.7%	1.4%	26.1%
Dallas	10,234	10,329	10,193	(0.9)%	0.4%	21.1%
Houston	2,247	2,112	2,233	6.4%	0.6%	4.6%
Austin	1,716	1,648	1,664	4.1%	3.1%	3.5%
Washington, D.C.	8,632	9,033	8,748	(4.4)%	(1.3)%	17.8%
New York	1,866	2,042	1,876	(8.6)%	(0.5)%	3.9%
Tampa	5,839	5,682	5,803	2.8%	0.6%	12.1%
Orlando	1,820	1,811	1,867	0.5%	(2.5)%	3.8%
Charlotte	3,448	3,342	3,553	3.2%	(3.0)%	7.1%

Total same store NOI	$48,416	$47,825	$48,374	1.2%	0.1%	100.0%

Average rental rate per unit
Atlanta	$1,296	$1,238	$1,281	4.7%	1.2%
Dallas	1,228	1,192	1,225	3.0%	0.2%
Houston	1,440	1,366	1,428	5.4%	0.9%
Austin	1,544	1,475	1,535	4.7%	0.6%
Washington, D.C.	1,875	1,889	1,896	(0.7)%	(1.1)%
New York	3,910	3,856	3,883	1.4%	0.7%
Tampa	1,396	1,361	1,400	2.6%	(0.3)%
Orlando	1,490	1,502	1,513	(0.8)%	(1.5)%
Charlotte	1,221	1,182	1,212	3.3%	0.7%
Total average rental rate per unit	1,429	1,391	1,426	2.7%	0.2%

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Table 2 (con’t) - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

	Year ended
	December 31, 2013	December 31, 2012	% Change
Rental and other revenues
Atlanta	$81,466	$77,503	5.1%
Dallas	70,103	67,436	4.0%
Houston	14,650	13,504	8.5%
Austin	11,826	11,130	6.3%
Washington, D.C.	52,456	52,426	0.1%
New York	14,909	14,683	1.5%
Tampa	36,441	34,839	4.6%
Orlando	11,130	10,927	1.9%
Charlotte	20,431	19,451	5.0%

Total rental and other revenues	313,412	301,899	3.8%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	32,456	30,850	5.2%
Dallas	29,609	28,479	4.0%
Houston	5,809	5,393	7.7%
Austin	5,041	4,819	4.6%
Washington, D.C.	17,313	16,274	6.4%
New York	7,162	6,567	9.1%
Tampa	13,288	12,871	3.2%
Orlando	3,887	4,013	(3.1)%
Charlotte	6,584	6,625	(0.6)%

Total	121,149	115,891	4.5%

Net operating income
Atlanta	49,010	46,653	5.1%
Dallas	40,494	38,957	3.9%
Houston	8,841	8,111	9.0%
Austin	6,785	6,311	7.5%
Washington, D.C.	35,143	36,152	(2.8)%
New York	7,747	8,116	(4.5)%
Tampa	23,153	21,968	5.4%
Orlando	7,243	6,914	4.8%
Charlotte	13,847	12,826	8.0%

Total same store NOI	$192,263	$186,008	3.4%

Average rental rate per unit
Atlanta	$1,271	$1,209	5.1%
Dallas	1,216	1,168	4.1%
Houston	1,412	1,315	7.4%
Austin	1,519	1,441	5.4%
Washington, D.C.	1,889	1,868	1.1%
New York	3,884	3,800	2.2%
Tampa	1,388	1,332	4.2%
Orlando	1,508	1,465	2.9%
Charlotte	1,202	1,146	4.9%
Total average rental rate per unit	1,416	1,362	4.0%

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Table 3 - Operating Community Table

Market / Submarket / Community	Yr. Completed / Yr. of Substantial Renovations	No. of Units	Avg. Unit Size (Sq. Ft.)	Q4 2013 Avg. Monthly Rent		Q4 2013 Average Economic Occ.
				Per Unit	Per Sq. Ft.
Atlanta
Buckhead / Brookhaven
Post Alexander™	2008	307	1,015	$1,711	$1.69	97.4%
Post Brookhaven®	1990-1992	735	933	1,125	1.21	97.7%
Post Chastain®	1990/2008	558	866	1,248	1.44	97.1%
Post Collier Hills® (1)(2)	1997	396	948	1,114	1.18	97.5%
Post Gardens®	1998	397	1,039	1,302	1.25	96.5%
Post Glen® (2)	1997	314	1,076	1,293	1.20	95.4%
Post Lindbergh® (1)(2)	1998	396	909	1,161	1.28	96.5%
Post Peachtree Hills®	1992-1994/2009	300	978	1,381	1.41	98.1%
Post StratfordTM	2000	250	1,000	1,370	1.37	96.7%

Dunwoody
Post Crossing® (2)	1995	354	1,036	1,182	1.14	96.2%

Emory Area
Post BriarcliffTM (2)	1999	688	1,006	1,231	1.22	97.0%

Midtown
Post ParksideTM	2000	188	886	1,549	1.75	97.5%

Northwest Atlanta
Post Crest® (1)(2)	1996	410	1,033	1,084	1.05	98.8%
Post Riverside®	1998	522	1,059	1,536	1.45	95.4%
Post SpringTM	2000	452	977	1,057	1.08	95.6%

Dallas
North Dallas
Post Addison CircleTM (2)	1998-2000	1,334	846	1,080	1.28	94.4%
Post EastsideTM	2008	435	912	1,190	1.30	96.3%
Post Legacy	2000	384	810	1,068	1.32	94.9%
Post Sierra at Frisco Bridges™	2009	268	896	1,121	1.25	95.3%

Uptown Dallas
Post AbbeyTM	1996	34	1,223	1,981	1.62	98.3%
Post Cole’s CornerTM	1998	186	800	1,195	1.49	96.6%
Post GalleryTM	1999	34	2,307	2,879	1.25	96.8%
Post HeightsTM	1998-1999/2009	368	845	1,372	1.62	95.8%
Post Katy Trail™	2010	227	898	1,642	1.83	95.7%
Post MeridianTM	1991	133	780	1,349	1.73	95.9%
Post SquareTM	1996	216	856	1,363	1.59	94.1%
Post Uptown VillageTM	1995-2000	496	736	1,134	1.54	96.3%
Post VineyardTM	1996	116	733	1,184	1.62	95.3%
Post VintageTM	1993	160	750	1,249	1.67	95.1%
Post WorthingtonTM	1993/2008	334	820	1,489	1.82	95.3%

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Table 3 (con’t) - Operating Community Table

Market / Submarket / Community	Yr. Completed / Yr. of Substantial Renovations	No. of Units	Avg. Unit Size (Sq. Ft.)	Q4 2013 Avg. Monthly Rent		Q4 2013 Average Economic Occ.
				Per Unit	Per Sq. Ft.
Houston
Post Midtown Square® - Phases I & II	1999-2000	529	759	$1,364	$1.80	96.7%
Post Midtown Square® - Phase III	2012	124	889	1,721	1.94	98.6%
Post Rice LoftsTM	1998	308	904	1,569	1.74	98.1%
Austin
Post Barton Creek™	1998	160	1,162	1,798	1.55	94.7%
Post Park Mesa™	1992	148	1,091	1,477	1.35	96.4%
Post South Lamar™	2012	298	853	1,606	1.88	97.1%
Post West Austin™	2009	329	889	1,450	1.63	97.4%
Washington D.C.
Maryland
Post Fallsgrove	2003	361	983	1,723	1.75	93.0%
Post Park®	2010	396	975	1,640	1.68	95.4%
Virginia
Post Carlyle Square™ - Phase I	2006	205	861	2,349	2.73	95.7%
Post Carlyle Square™ - Phase II	2012	344	906	2,447	2.70	94.6%
Post Corners at Trinity Centre (2)	1996	336	994	1,610	1.62	93.7%
Post Pentagon Row TM	2001	504	853	2,286	2.68	93.6%
Post Tysons Corner TM	1990	499	807	1,741	2.16	90.0%
Washington D.C.
Post Massachusetts Avenue TM (1)(2)	2002	269	883	3,222	3.65	96.5%
New York City
Post Luminaria TM (2)(3)	2002	138	721	3,893	5.40	97.9%
Post Toscana TM (2)	2003	199	817	3,922	4.80	96.5%
Tampa
Post Bay at Rocky Point™	1997	150	1,012	1,428	1.41	96.5%
Post Harbour PlaceTM	1999-2002	578	920	1,517	1.65	98.7%
Post Hyde Park® (2)	1996-2008	467	1,011	1,467	1.45	97.4%
Post Rocky Point®	1996-1998	916	1,031	1,278	1.24	94.4%
Orlando
Post Lake® at Baldwin Park	2004-2007	350	1,013	1,500	1.48	97.3%
Post Lake® at Baldwin Park - Phase III (4)	2013	410	960	1,421	1.48	43.6%
Post Lakeside™	2013	300	1,070	1,284	1.20	97.3%
Post ParksideTM	1999	248	867	1,476	1.70	96.2%
Charlotte
Post Ballantyne	2004	323	1,252	1,189	0.95	95.3%
Post Gateway PlaceTM	2000	436	804	1,120	1.39	95.2%
Post Park at Phillips Place®	1998	402	1,101	1,389	1.26	94.6%
Post South End™	2009	360	847	1,327	1.57	96.6%
Post Uptown PlaceTM	2000	227	800	1,160	1.45	96.5%
Raleigh
Post Parkside™ at Wade (4)	2013	397	875	1,015	1.16	43.6%

1)	Communities held in unconsolidated entities.
2)	Communities encumbered by secured mortgage indebtedness.
3)	The Company owns a 68% interest in this community.
4)	During the period, these communities, or portions thereof, were currently in lease-up.

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Table 4 - Year-to-Date Margin Analysis

(In thousands)

	Year ended December 31, 2013
	Rental and Other Property Revenues	Property Operating & Maintenance Expenses	Net Operating Income (“NOI”)	NOI Margin	Expense Margin
Same store communities	$313,412	$121,149	$192,263	61.3%	38.7%
Development and lease-up communities	16,765	8,125	8,640	N/A	N/A
Acquired communities	8,708	2,987	5,721	65.7%	34.3%
Other property segments:
Corporate apartments	5,667	5,125	542	9.6%	90.4%
Commercial	17,313	5,944	11,369	65.7%	34.3%
Corporate property management expenses (1)	-	11,931	(11,931)

	$361,865	$155,261

Consolidated property NOI (2)			$206,604

Third-party management fees			$843

1)	The following table summarizes the Company’s net property management expense as a percentage of adjusted property revenues:

Numerator:
Corporate property management expenses	$11,931
Less: Third-party management fees	(843)

Net property management expenses	$11,088

Denominator:
Total rental and other property revenues	$361,865
Less: Corporate apartment revenues	(5,667)

Adjusted property revenues	$356,198

Net property management expenses as a percentage of adjusted property revenues	3.1%

2)	Consolidated property NOI is a non-GAAP financial measure. See Table 1 on page 21 for a reconciliation of consolidated property NOI to GAAP net income.

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Table 5 - Reconciliation of Segment Cash Flow Data to Statements of Cash Flows

(In thousands)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Annually recurring capital expenditures by operating segment
Same store communities	$2,888	$3,689	$13,435	$14,799
Development and lease-up	13	82	58	86
Acquired communities	84	35	446	113
Commercial and other segments	195	212	734	1,172

Total annually recurring capital expenditures	$3,180	$4,018	$14,673	$16,170

Periodically recurring capital expenditures by operating segment
Same store communities	$3,304	$868	$12,899	$5,136
Development and lease-up	6	-	26	5
Acquired communities	66	329	355	332
Commercial and other segments	1,300	1,181	2,613	2,642

Total periodically recurring capital expenditures	$4,676	$2,378	$15,893	$8,115

Total revenue generating capital expenditures	$1,752	$1,208	$5,965	$3,730

Decrease (increase) in capital expenditure accruals	$547	$-	$(295)	$-

Total property capital expenditures per statements of cash flows	$10,155	$7,604	$36,236	$28,015

Table 6 - Computation of Debt Ratios

(In thousands)

	As of December 31,
	2013	2012

Total real estate assets per balance sheet	$2,251,139	$2,191,708
Plus:
Company share of real estate assets held in unconsolidated entities	57,680	58,726
Company share of accumulated depreciation - assets held in unconsolidated entities	12,645	11,158
Accumulated depreciation per balance sheet	913,018	842,925

Total undepreciated real estate assets (A)	$3,234,482	$3,104,517

Total debt per balance sheet	$1,098,734	$1,102,464
Plus:
Company share of third party debt held in unconsolidated entities	49,531	49,531

Total debt (adjusted for joint venture partners’ share of debt) (B)	$1,148,265	$1,151,995

Total debt as a % of undepreciated real estate assets (adjusted for joint venturepartners’ share of debt) (B÷A)	35.5%	37.1%

Total debt per balance sheet	$1,098,734	$1,102,464
Plus:
Company share of third party debt held in unconsolidated entities	49,531	49,531
Preferred shares at liquidation value	43,392	43,392

Total debt and preferred equity (adjusted for joint venture partners’share of debt) (C)	$1,191,657	$1,195,387

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (C÷A)	36.8%	38.5%

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Table 7 - Computation of Coverage Ratios

(In thousands)

	Year ended December 31,
	2013	2012
Net income	$110,920	$84,291
Other non-cash (income) expense, net	4,642	3,728
Income tax expense, net	982	703
Gains on condominium sales activities, net	(27,944)	(36,273)
Gain on sale of apartment community - discontinued operations	(28,380)	-
Gain on sale of apartment community - unconsolidated entity	-	(6,055)
Net loss on early extinguishment of indebtedness	-	4,318
Non-cash impairment charge	400	-
Depreciation expense	85,608	79,367
Depreciation expense - discontinued operations	527	778
Depreciation and amortization (company share) - unconsolidated entities	1,194	1,268
Interest expense	44,704	46,028
Interest expense - discontinued operations	289	391
Interest expense (company share) - unconsolidated entities	2,441	2,584
Amortization of deferred financing costs	2,573	2,695

Income available for debt service (A)	$197,956	$183,823

Interest expense	$44,704	$46,028
Interest expense - discontinued operations	289	391
Interest expense (company share) - unconsolidated entities	2,441	2,584

Adjusted interest expense (C)	47,434	49,003
Capitalized interest	3,962	5,534

Adjusted interest expense (including capitalized interest) (D)	$51,396	$54,537

Adjusted interest expense	$47,434	$49,003
Dividends to preferred shareholders	3,688	3,688

Fixed charges (E)	51,122	52,691
Capitalized interest	3,962	5,534

Fixed charges (including capitalized interest) (F)	$55,084	$58,225

Total debt (adjusted for joint venture partners’ share of debt) (see Table 6) (G)	$1,148,265	$1,151,995

Interest coverage ratio (A÷C)	4.2x	3.8x

Interest coverage ratio (including capitalized interest) (A÷D)	3.9x	3.4x

Fixed charge coverage ratio (A÷E)	3.9x	3.5x

Fixed charge coverage ratio (including capitalized interest) (A÷F)	3.6x	3.2x

Total debt to income available for debt service ratio (G÷A)	5.8x	6.3x

Supplemental Financial Data	28 | P a g e

4th Quarter 2013

Table 8 - Calculation of Company Undepreciated Book Value Per Share

(In thousands, except per share data)

December 31, 2013
Total Company shareholders’ equity per balance sheet	$1,152,947
Plus:
Accumulated depreciation, per balance sheet	913,018
Noncontrolling interest of common unitholders - Operating Partnership	6,121
Less:
Deferred financing costs, net, per balance sheet	(8,495)
Preferred shares at liquidation value	(43,392)

Total undepreciated book value (A)	$2,020,199

Total common shares and units (B)	54,326

Company undepreciated book value per share (A÷B)	$37.19

Supplemental Financial Data	29 | P a g e